UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2005

CENTER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	000-50050	52-2380548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3435 Wilshire Boulevard, Suite 700 Los Angeles, California	90010
(Address of Principal Executive Office)	(Zip Code)

(213) 251-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2005, Center Financial Corporation (the “Company”) issued a press release announcing that the Company received a notice on August 16, 2005 from the staff of The Nasdaq Stock Market that stated that because the Company’s Form 10-Q for the 2005 second quarter did not include a review by the Company’s independent auditors or certifications of the Company’s chief executive officer and chief financial officer, the Company did not comply with Nasdaq Marketplace Rule 4310(c)(14) and, accordingly, the Company’s securities are subject to delisting from the Nasdaq National Market. In addition, due to the Company’s filing delinquency, as of the opening of business on August 18, 2005, the fifth character “E” will be appended to the Company’s trading symbol. Accordingly, the trading symbol for Center Financial will be changed from CLFC to CLFCE.

The Company will request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination, which will stay the delisting until the appeal has been heard and the Panel has rendered its decision. There can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq National Market.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated August 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER FINANCIAL CORPORATION

Date: August 18, 2005	By:	/s/ PATRICK HARTMAN
Patrick Hartman
Chief Financial Officer
(Principal Accounting Officer, and officer authorized to sign on behalf of registrant)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 18, 2005.